Exhibit 3.3.68

INB FILED SEP 18 1986 JANE BURGIO Secretary of State 0310002

ARTICLES OF INCORPORATION

OF

LOEWS-HARTZ MUSIC MAKERS THEATRES, INC.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the New Jersey Business Corporation Act, hereby certifies as follows:

FIRST: The name of the corporation is LOEWS-HARTZ MUSIC MAKERS THEATRES, INC.

SECOND: Its initial registered office is to be located at 150 West State Street, Trenton, New Jersey 08608. The name of its initial registered agent at that address is United States Corporation Company.

THIRD: The purposes of the corporation is to engage in any activity within the purposes for which a corporation may be organized under the New Jersey Business Corporation Act.

FOURTH: The aggregate number of shares which the corporation is authorized to issue is Five Hundred (500) shares having par value of One ($1.00) Dollar per share.

FIFTH: The name and address of the incorporator is:

Barbara R. Corbett

666 Fifth Avenue

New York, New York 10103

SIXTH: The number of directors constituting the first board is (3) and the names and addresses of the persons who are to serve as such directors are:

Laraine De Grazia

666 Fifth Avenue

New York, New York

Linda Scotti

666 Fifth Avenue

New York, New York

Richard Fay

666 Fifth Avenue

New York, New York

IN WITNESS WHEREOF, I have hereunto see my hand and seal the 15th day of September, 1986.

/s/ BARBARA R. CORBETT
Barbara R. Corbett

New Jersey Department of State

Division of Commercial Recording

Certificate of Amendment to the

Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General of New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is: Loews-Hartz Music Makers Theatres, Inc.

2. In accordance with Section 14A:14-24 of the General Corporation Law of New Jersey, this Amendment of the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40494, confirmed and approved on March 1, 2002

3. Article Four of the Certificate of Incorporation shall be amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

Dated this 21 day of March, 2002

BY:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President